SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15 (d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of Earliest Event Reported): January 9, 2004

CSK AUTO CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-13927	86-0765798
(State or other jurisdiction of Incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

645 E. Missouri Ave. Suite 400, Phoenix, Arizona		85012
(Address of principal executive offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code:		(602) 265-9200

Item 5. Other Events

On January 9, 2004, CSK Auto Corporation issued a press release, announcing the pricing of CSK Auto, Inc.’s $225.0 million senior subordinated note offering. The full text of the press release issued in connection with the announcement is attached as Exhibit 99.1 to this current report on Form 8-K.

Item 7. Exhibits

99.1 Press Release

Item 9. Regulation FD Disclosure

On January 9, 2004, CSK Auto Corporation issued a press release, announcing the pricing of CSK Auto, Inc.’s $225.0 million senior subordinated note offering. The full text of the press release issued in connection with the announcement is attached as Exhibit 99.1 to this current report on Form 8-K.

2

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CSK Auto Corporation

	By:	/s/ DON W. WATSON

Don W. Watson Senior Vice President Chief Financial Officer

DATED: January 12, 2004

3

Exhibit Index

99.1	Press Release of CSK Auto Corporation, dated January 9, 2003

4